Calculation of Filing Fee Tables
S-3
CONSTELLATION BRANDS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.01 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, par value $0.01 per share	457(r)				0.0001381
Fees to be Paid	3	Other	Warrants	457(r)				0.0001381
Fees to be Paid	4	Other	Subscription Rights	457(r)				0.0001381
Fees to be Paid	5	Other	Purchase Contracts	457(r)				0.0001381
Fees to be Paid	6	Other	Purchase Units	457(r)				0.0001381
Fees to be Paid	7	Debt	Debt Securities	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the Registrant hereby defers payment of the registration fee required in connection with this Registration Statement. Accordingly, no filing fee is paid herewith. (2) There is being registered hereunder such indeterminate number or amount of Class A common stock, preferred stock, warrants, subscription rights, purchase contracts, purchase units and debt securities, and any combination of the foregoing, of Constellation Brands, Inc. as may from time to time be issued at indeterminate prices. The securities may be offered in any combination, separately, together or as units with other offered securities, in one or more separate series or classes.

[2]	(1) In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the Registrant hereby defers payment of the registration fee required in connection with this Registration Statement. Accordingly, no filing fee is paid herewith. (2) There is being registered hereunder such indeterminate number or amount of Class A common stock, preferred stock, warrants, subscription rights, purchase contracts, purchase units and debt securities, and any combination of the foregoing, of Constellation Brands, Inc. as may from time to time be issued at indeterminate prices. The securities may be offered in any combination, separately, together or as units with other offered securities, in one or more separate series or classes.

[3]	(1) In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the Registrant hereby defers payment of the registration fee required in connection with this Registration Statement. Accordingly, no filing fee is paid herewith. (2) There is being registered hereunder such indeterminate number or amount of Class A common stock, preferred stock, warrants, subscription rights, purchase contracts, purchase units and debt securities, and any combination of the foregoing, of Constellation Brands, Inc. as may from time to time be issued at indeterminate prices. The securities may be offered in any combination, separately, together or as units with other offered securities, in one or more separate series or classes.

[4]	(1) In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the Registrant hereby defers payment of the registration fee required in connection with this Registration Statement. Accordingly, no filing fee is paid herewith. (2) There is being registered hereunder such indeterminate number or amount of Class A common stock, preferred stock, warrants, subscription rights, purchase contracts, purchase units and debt securities, and any combination of the foregoing, of Constellation Brands, Inc. as may from time to time be issued at indeterminate prices. The securities may be offered in any combination, separately, together or as units with other offered securities, in one or more separate series or classes.

[5]	(1) In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the Registrant hereby defers payment of the registration fee required in connection with this Registration Statement. Accordingly, no filing fee is paid herewith. (2) There is being registered hereunder such indeterminate number or amount of Class A common stock, preferred stock, warrants, subscription rights, purchase contracts, purchase units and debt securities, and any combination of the foregoing, of Constellation Brands, Inc. as may from time to time be issued at indeterminate prices. The securities may be offered in any combination, separately, together or as units with other offered securities, in one or more separate series or classes.

[6]	(1) In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the Registrant hereby defers payment of the registration fee required in connection with this Registration Statement. Accordingly, no filing fee is paid herewith. (2) There is being registered hereunder such indeterminate number or amount of Class A common stock, preferred stock, warrants, subscription rights, purchase contracts, purchase units and debt securities, and any combination of the foregoing, of Constellation Brands, Inc. as may from time to time be issued at indeterminate prices. The securities may be offered in any combination, separately, together or as units with other offered securities, in one or more separate series or classes.

[7]	(1) In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the Registrant hereby defers payment of the registration fee required in connection with this Registration Statement. Accordingly, no filing fee is paid herewith. (2) There is being registered hereunder such indeterminate number or amount of Class A common stock, preferred stock, warrants, subscription rights, purchase contracts, purchase units and debt securities, and any combination of the foregoing, of Constellation Brands, Inc. as may from time to time be issued at indeterminate prices. The securities may be offered in any combination, separately, together or as units with other offered securities, in one or more separate series or classes.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A